Exhibit 10.1

Security AGREEMENT

This Security Agreement (this “Agreement”) is dated as of August 6, 2024, by Conduit Pharmaceuticals Inc., a Delaware corporation (the “Grantor”) in favor of Nirland Limited, a company organized under the laws of Guernsey (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the Grantor issued and delivered to the Secured Party that certain Senior Secured Promissory Notes of even date herewith (the “Secured Promissory Note”);

WHEREAS, it is a condition precedent to the obligation of the Secured Party to purchase the Secured Promissory Note that the Grantor shall have executed and delivered this Agreement to the Secured Party;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Party to enter into the Secured Promissory Note, the Grantor hereby agrees with the Secured Party as follows:

Article I - Defined Terms

Section 1.1 Definitions.

(a) Capitalized terms used herein without definition are used as defined in the Secured Promissory Note.

(b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC.

(c) The following terms shall have the following meanings:

“Collateral” has the meaning specified in Section 2.1.

“Excluded Account” shall mean any deposit account, investment account, disbursement account or lockbox account which is (a) an account used solely and exclusively for payroll, payroll taxes, pension funds, 401(k) and other employee wage and benefits payments, (b) an account used solely and exclusively for withheld income taxes and federal, state or local employment taxes, (c) a segregated deposit account constituting, and used exclusively as, a tax account, fiduciary account or trust account, or (d) zero balance disbursement accounts.

“Excluded Collateral” shall mean, collectively, (a) assets in which pledges or security interests in favor of the Secured Party are prohibited by applicable law, rule or regulation (including any requirement to obtain the consent of any governmental authority or third person, unless such consent has been obtained) (in each case after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law or principles of equity); (b) any license or agreement or any property subject to such license or agreement, in each, to the extent that a grant of a security interest therein would violate or invalidate such license or agreement or create a right of termination in favor of any other party thereto or otherwise require consent thereunder from a third party (in each case after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law or principles of equity); (c) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein, or the assignment thereof, would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; and (d) Excluded Accounts; provided, however, that “Excluded Collateral” shall not include any proceeds, products, substitutions or replacements of Excluded Collateral (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Collateral).

“Secured Obligations” means the obligations and liabilities of the Grantor hereunder and under the Secured Promissory Note and any other present or future indebtedness, obligations or liabilities of the Grantor to the Secured Party, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, matured or unmatured, liquidated or unliquidated, arising under or in connection with any agreement, instrument, document or transaction between the Grantor and the Secured Party, and any amendments, modifications, extensions, renewals, refinancings, replacements or substitutions thereof.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Delaware.

Article II - GRANT OF SECURITY INTEREST

Section 2.1 Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a) all accounts receivable of the Grantor;

(b) all deposit accounts of the Grantor;

(c) all intellectual property of the Grantor;

(d) all books and records pertaining to foregoing; and

(e) to the extent not otherwise included, all proceeds, products, substitutions or replacements of the foregoing;

provided, however that, notwithstanding the foregoing, no lien or security interest is hereby granted on any Excluded Collateral; provided, further, that if and when any property shall cease to be Excluded Collateral, a lien on and security interest in such property shall automatically be deemed granted therein.

Section 2.2 Grant of Security Interest in Collateral. The Grantor, as collateral security for the prompt and complete payment and performance when due of the Secured Obligations, hereby pledges to the Secured Party, and grants to the Secured Party, a lien on and security interest in, all of its right, title and interest in, to and under the Collateral.

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Article III - Representations and Warranties

To induce the Secured Party to enter into the Secured Promissory Note, the Grantor represents and warrants the following to the Secured Party:

Section 3.1 Title; No Other Liens; Perfection and Priority. Except for the lien granted to the Secured Party pursuant to this Agreement, the Grantor owns each item of the Collateral (other than Excluded Collateral) free and clear of any and all liens or claims of others and has rights in or the power to transfer the Collateral. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Secured Party in all Collateral (solely to the extent perfection may be achieved under the UCC by the filing of a UCC-1 financing statement with the Secretary of State of the State of Delaware).

Article IV – COVENANTS

The Grantor agrees with the Secured Party as follows:

Section 4.1 Maintenance of Perfected Security Interest. The Grantor shall (i) not use or permit any Collateral to be used in violation of any law or any policy of insurance covering the Collateral and (ii) not enter into any agreement restricting the right or ability of the Grantor or the Secured Party to sell, assign, convey or transfer any Collateral. Grantor shall not create, incur, assume or suffer to exist any lien, security interest, charge, encumbrance or other adverse claim on or with respect to any Collateral, except for the lien granted to the Secured Party pursuant to this Agreement and any other liens expressly permitted by the Secured Party in writing. The Grantor shall maintain the security interest created by this Agreement as a perfected security interest (solely to the extent perfection may be achieved under the UCC by the filing of a UCC-1 financing statement with the Secretary of State of the State of Delaware), and shall to take any and all actions necessary or requested by the Secured Party to perfect, protect, preserve and enforce the security interest in the Collateral, including delivering any instruments, certificates, documents or notices, executing any agreements or amendments, obtaining any consents or waivers, and paying any fees or taxes. Notwithstanding any other provision herein to the contrary, the Grantor shall not be required to take any actions to perfect the security interest in any Collateral granted hereunder except filing (or authorizing the filing of) a UCC-1 financing statement with the Secretary of State of the State of Delaware.

Article V - Remedial Provisions

Section 5.1 UCC Remedies. During the continuance of an Event of Default (as defined in the Secured Promissory Note), the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a secured party under the UCC or any other applicable law. Secured Party may exercise its rights and remedies under this Agreement or any other agreement, instrument or document between the Grantor and the Secured Party without prior notice or demand to the Grantor, except as required by applicable law, and that the Grantor waives any right to notice or hearing prior to the Secured Party’s taking possession or control of, or selling or otherwise disposing of, any Collateral, to the fullest extent permitted by applicable law.

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Section 5.2 Accounts and Payments.

(a) If required by the Secured Party at any time during the continuance of an Event of Default, any payment of accounts, when collected by the Grantor, shall be promptly delivered to the Secured Party in the exact form received, duly indorsed by the Grantor to the Secured Party. Until so turned over, such payment shall be held by the Grantor in trust for the Secured Party.

(b) Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each account. The Secured Party shall not have any obligation or liability under any agreement giving rise to an account by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating thereto, and the Secured Party shall not be obligated in any manner to perform any obligation of the Grantor under or pursuant to any agreement giving rise to an account, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 5.3 Proceeds to be Turned over to and Held by Secured Party. After the occurrence and during the continuance of an Event of Default, promptly upon receipt by the Grantor, all proceeds of any Collateral received by the Grantor hereunder in cash or cash equivalents be turned over to the Secured Party in the exact form received (with any necessary endorsement).

Section 5.4 Deficiency. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations.

Article VI - The SECURED PARTY

Section 6.1 Authorization to File Financing Statements. The Grantor authorizes the Secured Party and its counsel and representatives, at any time and from time to time, to file or record financing statements and amendments thereto.

Section 6.2 Duty; Obligations and Liabilities. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall not be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other person or to take any other action whatsoever with regard to any Collateral. The Secured Party shall be accountable only for amounts that it receives as a result of the exercise of such powers, and shall not be responsible to the Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. At any time while the Secured Promissory Note remains outstanding, the Secured Party shall have the right to appoint a collateral agent, to act on its behalf with respect to this Agreement and any other rights or duties the Secured Party may have, and that any such appointed collateral agent shall have all powers, rights, duties and obligations as though they were an original party to this Agreement and acting in such capacity, and on behalf of the Secured Party.

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Article VII – Miscellaneous

Section 7.1 No Waiver by Course of Conduct. The Secured Party shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 7.2 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing duly executed by the Secured Party and the Grantor.

Section 7.3 Notices. All notices, requests, demands and other communications (each of which shall be in writing) shall be delivered to the parties hereto, as applicable, at the addresses and in the manner set forth in the Secured Promissory Note and to the notice information included on the signature page hereto.

Section 7.4 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Secured Party and its successors and assigns; provided, however, that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

Section 7.5 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 7.6 Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 7.7 Governing Law. The laws of the State of Delaware shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.

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IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

CONDUIT PHARMACEUTICALS INC., as the Grantor

By:	/s/ David Tapolczay
Name:	David Tapolczay
Title:	CEO

NIRLAND LIMITED, as the Secured Party

By:	/s/ Stefano Grace
Name:	Stefano Grace
Title:	Authorized Representative Address for Notices: sgrace@pelhammgt.com ssimargool@eventfort.com Nirland Limited The Old Stables, Rue A L’Or St Peter Port, Guernsey GY1 1Qg Channel Islands, British Isles

[Signature Page to Security Agreement]